EXECUTION COPY


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                       ACTION PERFORMANCE COMPANIES, INC.



                                   $20,000,000
                          IN AGGREGATE PRINCIPAL AMOUNT


                     8.05% SENIOR NOTES DUE JANUARY 2, 1999





                            -------------------------
                             NOTE PURCHASE AGREEMENT
                            -------------------------



                           Dated as of January 2, 1997

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.       AUTHORIZATION OF NOTES..............................................  1

2.       SALE AND PURCHASE OF NOTES; USE OF PROCEEDS.........................  2
         2.1.     Sale and Purchase of Notes.................................  2
         2.2.     Use of Proceeds............................................  2
         2.3.     Subsidiary Guaranty........................................  2

3.       CLOSING.............................................................  2

4.       CONDITIONS TO CLOSING...............................................  3
         4.1.     Representations and Warranties.............................  3
         4.2.     Performance; No Default....................................  3
         4.3.     Compliance Certificates....................................  3
         4.4.     Opinions of Counsel........................................  4
         4.5.     Purchase Permitted By Applicable Law, etc..................  4
         4.6.     Absence of Certain Events..................................  4
         4.7.     Sale of Other Notes........................................  4
         4.8.     Payment of Fees............................................  5
         4.9.     Private Placement Number...................................  5
         4.10.    Consents and Approvals.....................................  5
         4.11.    Subsidiary Guaranty........................................  5
         4.12.    Proceedings and Documents..................................  5
         4.13.    Existing Liens.............................................  5
         4.14.    Standby Letter of Credit...................................  5

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................  6
         5.1.     Organization; Power and Authority..........................  6
         5.2.     Authorization, etc.........................................  6
         5.3.     Disclosure.................................................  6
         5.4.     Organization and Ownership of Shares of Subsidiaries;
                  Affiliates.................................................  7
         5.5.     Financial Statements.......................................  7
         5.6.     Compliance with Laws, Other Instruments, etc...............  8
         5.7.     Governmental Authorizations, etc...........................  8
         5.8.     Litigation; Observance of Agreements, Statutes and Orders..  8
         5.9.     Taxes......................................................  9
         5.10.    Title to Property; Leases..................................  9
         5.11.    Licenses, Permits, etc.....................................  9
         5.12.    Compliance with ERISA...................................... 10

Section                                                                     Page
-------                                                                     ----

         5.13.    Private Offering by the Company............................ 11
         5.14.    Use of Proceeds; Margin Regulations........................ 11
         5.15.    Existing Debt; Future Liens................................ 11
         5.16.    Foreign Assets Control Regulations, etc.................... 12
         5.17.    Status under Certain Statutes.............................. 12
         5.18.    Environmental Matters...................................... 12
         5.19.    No Event of Default........................................ 13
         5.20.    Internal Accounting Controls............................... 13

6.       REPRESENTATIONS OF THE PURCHASER.................................... 13
         6.1.     Purchase for Investment.................................... 13
         6.2.     Source of Funds............................................ 13

7.       INFORMATION AS TO COMPANY........................................... 14
         7.1.     Financial and Business Information......................... 14
         7.2.     Officer's Certificate...................................... 17
         7.3.     Inspection................................................. 17

8.       PREPAYMENT OF THE NOTES............................................. 18
         8.1.     No Prepayment.............................................. 18
         8.2.     Mandatory Offer to Prepay in Event of Change of Control.... 18
         8.3.     Maturity; Surrender, etc................................... 19
         8.4.     Purchase of Notes.......................................... 20
         8.5.     Make-Whole Amount.......................................... 20

9.       AFFIRMATIVE COVENANTS............................................... 21
         9.1.     Compliance with Law........................................ 21
         9.2.     Insurance.................................................. 22
         9.3.     Maintenance of Properties.................................. 22
         9.4.     Maintenance of Licenses.................................... 22
         9.5.     Payment of Taxes and Claims................................ 22
         9.6.     Corporate Existence, etc................................... 23
         9.7.     Nature of Business......................................... 23
         9.8.     Notice of Certain Events and Conditions.................... 23
         9.9.     Payment of Notes; Maintenance of Books and Office.......... 23
         9.10.    Compliance with ERISA...................................... 24
         9.11.    Further Assurances......................................... 24

10.      NEGATIVE COVENANTS.................................................. 24
         10.1.    Maintenance of Consolidated Funded Debt to Consolidated
                  EBITDA..................................................... 24
         10.2.    Fixed Charges Coverage Ratio Maintenance................... 25
         10.3.    Maintenance of Consolidated Net Worth...................... 25
         10.4.    Limitations on Liens....................................... 25
         10.5.    Subsidiary Debt............................................ 25

Section                                                                     Page
-------                                                                     ----


         10.6.    Consolidation and Merger................................... 26
         10.7.    Sale of Assets............................................. 26
         10.8.    Transactions with Affiliates............................... 26
         10.9.    Advances to Dormant Subsidiaries........................... 27

11.      EVENTS OF DEFAULT................................................... 27

12.      REMEDIES ON DEFAULT, ETC............................................ 29
         12.1.    Acceleration............................................... 29
         12.2.    Other Remedies............................................. 30
         12.3.    Rescission................................................. 30
         12.4.    No Waivers or Election of Remedies, Expenses, etc.......... 30

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES....................... 31
         13.1.    Registration of Notes...................................... 31
         13.2.    Transfer and Exchange of Notes............................. 31
         13.3.    Replacement of Notes....................................... 32

14.      PAYMENTS ON NOTES................................................... 32
         14.1.    Place of Payment........................................... 32
         14.2.    Home Office Payment........................................ 33

15.      EXPENSES, ETC....................................................... 33
         15.1.    Transaction Expenses....................................... 33
         15.2.    Survival................................................... 34

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT........................................................... 34

17.      AMENDMENT AND WAIVER................................................ 34
         17.1.    Requirements............................................... 34
         17.2.    Solicitation of Holders of Notes........................... 34
         17.3.    Binding Effect, etc........................................ 35
         17.4.    Notes held by Company, etc................................. 35

18.      NOTICES............................................................. 35

19.      REPRODUCTION OF DOCUMENTS........................................... 36

20.      CONFIDENTIAL INFORMATION............................................ 36

21.      SUBSTITUTION OF PURCHASER........................................... 37

Section                                                                     Page
-------                                                                     ----

22.      MISCELLANEOUS....................................................... 38
         22.1.    Successors and Assigns..................................... 38
         22.2.    Payments Due on Non-Business Days.......................... 38
         22.3.    Indemnity for Funds Availability at Closing................ 38
         22.4.    Severability............................................... 39
         22.5.    Construction............................................... 39
         22.6.    Counterparts............................................... 39
         22.8.    Governing Law.............................................. 39
         22.9.    Jury Trial................................................. 39
         22.10.Consent to Jurisdiction....................................... 40

      SCHEDULE I              --   INFORMATION RELATING TO
                                   PURCHASERS

      SCHEDULE II             --   DEFINED TERMS

      SCHEDULE 4.6            --   Assumption of Certain Liabilities

      SCHEDULE 5.3            --   Disclosure Materials

      SCHEDULE 5.4            --   Subsidiaries of the Company and
                                   Ownership of Subsidiary Stock

      SCHEDULE 5.5            --   Financial Statements

      SCHEDULE 5.8            --   Certain Litigation

      SCHEDULE 5.11           --   Patents, etc.

      SCHEDULE 5.15           --   Existing Debt

      SCHEDULE 5.18           --   Environmental Matters

      SCHEDULE 5.20           --   Confidential Information

      EXHIBIT A               --   Form of 8.05% Senior Note due January 2, 1999

      EXHIBIT B               --   Form of Subsidiary Guaranty

      EXHIBIT C-I             --   Form of Opinion of Special Counsel for the
                                   Company

      EXHIBIT C-II            --   Form of Opinion of Special Counsel
                                   for the Purchasers

                       ACTION PERFORMANCE COMPANIES, INC.
                             2401 West First Street
                              Tempe, Arizona 85281
                            Telephone: (602) 894-0100
                           Telecopier: (602) 894-6316


                      ====================================

                             NOTE PURCHASE AGREEMENT

                      ====================================

                                                     Dated as of January 2, 1997


TO EACH OF THE PURCHASERS OF THE NOTES
    (AS DEFINED HEREIN) NAMED IN THE
    ATTACHED SCHEDULE I:
             -----------

Ladies and Gentlemen:

                  Action Performance Companies, Inc., an Arizona corporation (the "Company"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

                  The Company has duly authorized the issue and sale of $20,000,000 in aggregate principal amount of its 8.05% Senior Notes due January 2, 1999 (such notes, together with all notes in the form annexed hereto as Exhibit A issued in exchange or replacement for, or on registration of transfer of, such notes, including any such notes issued in substitution therefor pursuant to Section 13 hereof or the Other Agreements (as hereinafter defined) are hereinafter called the "Notes"). Each Note shall bear interest from the date thereof until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 8.05% per annum, payable semiannually on each January 15 and July 15 (each an "Interest Payment Date"), commencing July 15, 1997, and shall have a stated maturity of January 2, 1999. Interest shall be computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months. Each Note shall bear interest on any overdue principal, including any overdue payment or prepayment of principal and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate equal to 2% per annum in excess of the interest rate applicable to timely payments thereon. If the Company shall have paid or agreed to pay any interest or premium on any
Note in excess of that permitted by law, then it is the express intent of the Company and the holder thereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of such Note, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.

2.       SALE AND PURCHASE OF NOTES; USE OF PROCEEDS.

2.1.     Sale and Purchase of Notes.

                  Upon and subject to the terms and conditions hereof and in reliance on your representations and warranties contained in Section 6.1 and
Section 6.2 of this Agreement and the representations and warranties of the Other Purchasers contained in Section 6.1 and Section 6.2 of the Other Agreements, the Company agrees to sell to you, and upon and subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company contained in this Agreement, you agree to purchase from the Company, Notes in the aggregate principal amount specified opposite your name in Schedule I hereto at a purchase price equal to one hundred percent (100%) of such principal amount (the "Purchase Price"). Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule I hereto (the "Other
Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in
Schedule I hereto. Your obligations hereunder and the obligations of each Other Purchaser (each, a "Purchaser") under this Agreement and under the Other
Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

2.2.     Use of Proceeds.

                  The proceeds of the sale of the Notes on the Closing Date will be used by the Company to repay a portion of the outstanding principal amount of and accrued interest on the $24,000,000 Promissory Note, dated November 7, 1996, issued by SII Acquisition, Inc., a Subsidiary of the Company which is an Arizona corporation now known as Sports Image, Inc. in connection with the acquisition of the assets of Sports Image, Inc., a North Carolina corporation.

2.3.     Subsidiary Guaranty.

                  The Notes will be unconditionally guaranteed by each of the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.

3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, 18th Floor, New York, New York 10103, at 10:00 a.m., New York City time, at a closing (the "Closing") on January 2, 1997 or on such other Business Day thereafter on or prior to January 15, 1997 (the "Closing Date") as may be agreed upon by the Company and you and the Other

Purchasers. At the Closing, the Company will deliver to you one or more duly executed Notes dated the Closing Date and registered in your name (or in the name of your nominee) and in the principal amount or amounts specified opposite your name in Schedule I hereto, against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2-000-000-450506 at First Union National Bank of North Carolina, Charlotte, North Carolina, ABA # 053000-219. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 hereof shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     Representations and Warranties.

                  The representations and warranties of the Company in this Agreement or otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall be correct when made and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date.

4.2.     Performance; No Default.

                  The Company shall have performed and complied with all agreements, conditions and obligations contained in this Agreement required to be performed or complied with by it prior to or on the Closing Date, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 2.2 hereof) no Default or Event of Default shall have occurred and be continuing.

4.3.     Compliance Certificates.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.6 have been fulfilled.

                  (b) Secretary's Certificate. The Company and each Subsidiary Guarantor shall have delivered to you a certificate certifying (i) the name and signature of each of the officers (A) who is authorized to sign on its behalf, as applicable, the Agreement, the Other Agreements, the Subsidiary Guaranty and the Notes and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Agreement, the Other Agreements, the Subsidiary Guaranty and the Notes, as applicable and (ii) as to its
certificate  of  incorporation,   by-laws  and  resolutions   attached  to  such
certificate and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement, the Other Agreements and the Subsidiary Guaranty, as applicable.

4.4.     Opinions of Counsel.

                  You shall have received opinions in form and substance satisfactory to you, dated the Closing Date (i) from O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., special counsel for the Company, substantially in the form set forth in Exhibit C-I hereto and covering such other matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), and (ii) from Orrick, Herrington & Sutcliffe LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit C-II hereto and covering such other matters incident to the transactions contemplated hereby as you may reasonably request.

4.5.     Purchase Permitted By Applicable Law, etc.

                  On the Closing Date, your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     Absence of Certain Events.

                  Since September 30, 1996, there shall not have occurred any Material Adverse Effect and neither the Company nor any Subsidiary shall have changed its jurisdiction of incorporation, consolidated with, merged into, or sold, leased or otherwise disposed of its assets and properties as an entirety or substantially as an entirety to any Person or, except as set forth on
Schedule 4.6 hereto, succeeded to all or substantially all or any substantial part of the liabilities of any other Person.

4.7.     Sale of Other Notes.

                  Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase from the Company the Notes to be purchased by them at the Closing as specified in Schedule I hereto.

4.8.     Payment of Fees.

                  The Company shall have paid the reasonable legal fees and disbursements of Orrick, Herrington & Sutcliffe LLP and all other fees and disbursements for which the Company is obligated pursuant to Section 15.1 hereof and for which the Company shall have received invoices on or prior to the Business Day preceding the Closing Date.

4.9.     Private Placement Number.

                  A private placement number shall have been assigned to the Notes by the CUSIP Service Bureau of Standard & Poor's Ratings Group, at the Company's expense, and evidence thereof shall have been delivered to you and your special counsel.

4.10.    Consents and Approvals.

                  The Company shall have delivered to each Purchaser an Officer's Certificate, dated the Closing Date, listing any necessary consents, waivers, approvals, authorizations, registrations, filings and notifications of the character referred to in Section 5.7 hereof, to which shall be attached evidence satisfactory to you that the same have been obtained or made and are in full force and effect, or stating that none is necessary.

4.11.    Subsidiary Guaranty.

                  The Subsidiary Guaranty shall have been duly executed and delivered by each Subsidiary Guarantor.

4.12.    Proceedings and Documents.

                  All corporate and other proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.13.    Existing Liens.

                  The Company shall have delivered to you a copy of an executed Uniform Commercial Code termination statement, in a form sufficient for filing, releasing all Liens of Wells Fargo HSBC Trading Bank N.A. on the assets and properties of the Company.

4.14.    Standby Letter of Credit

                  First Union National Bank of North Carolina shall have issued a Standby Letter of Credit in favor of Wells Fargo HSBC Trading Bank N.A., in form and substance satisfactory to you, dated the Closing Date, and supporting the obligations of the Company under the Credit

Agreement, dated April 1996, by and between the Company and Wells Fargo HSBC Trading Bank, N.A.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.     Organization; Power and Authority.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.     Authorization, etc.

                  This  Agreement  and the Other  Agreements  and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and each of this Agreement and the Other Agreements, constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary
Guarantor, and the Subsidiary Guaranty constitutes a legal, valid and binding obligation of each such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     Disclosure.

                  Except as disclosed in Schedule 5.3 hereto, this Agreement, the Other Agreements, the Subsidiary Guaranty, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5 hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3 hereto, since September 30, 1996 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.

                  (a) Schedule 5.4 hereto contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary,
(ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 hereto as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 hereto).

                  (c) Each Subsidiary identified in Schedule 5.4 hereto is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Other Agreements, the Subsidiary Guaranty, the agreements listed on Schedule 5.4 hereto and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.     Financial Statements.

                  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 hereto. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.     Compliance with Laws, Other Instruments, etc.

                  Neither the Company nor any Subsidiary is in violation of any term or provision of its corporate charter or by-laws or certificate of partnership or partnership agreement, as the case may be. Neither the Company nor any Subsidiary is in violation of any term or provision of any agreement, indenture, mortgage, lease or other instrument or agreement to which it is a party or by which it or any of its properties may be bound or affected, or in violation of any existing law, governmental rule or regulation or any order of any court, arbitrator or other Governmental Authority applicable to it, the consequences of which violation, either in any one case or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery of this Agreement, the Other Agreements, the Subsidiary Guaranty and the Notes nor the consummation of the transactions contemplated hereby and thereby nor the performance of the terms and provisions hereof and thereof will result in any breach of, or constitute a default under, or result in (or require) the creation of any Lien in respect of any property of the Company or any Subsidiary under any indenture, mortgage, lease, bank loan, credit agreement, other agreement or instrument, or partnership agreement, partnership certificate, corporate charter or by-law to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, or violate any existing law, governmental rule or regulation or any order of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, except, any such breach, default, creation of Lien or violation which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.7.     Governmental Authorizations, etc.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Agreements or the Notes or in connection with the execution, delivery or performance by the Subsidiary Guarantors of the Subsidiary Guaranty, or the consummation of the transactions contemplated hereby and thereby, including the offer, issuance, sale and delivery by the Company of the Notes to you, or the fulfillment of, or compliance by the Company or the Subsidiary Guarantor with, the terms and provisions hereof and thereof.

5.8.     Litigation; Observance of Agreements, Statutes and Orders.

                  (a) Except as disclosed in Schedule 5.8 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.     Taxes.

                  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries, if any, in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all Fiscal Years up to and including the Fiscal Year ended September 30, 1996.

5.10.    Title to Property; Leases.

                  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 hereof or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens other than Permitted Liens. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    Licenses, Permits, etc.

                  Except   as   disclosed   in   Schedule    5.11   hereto   and
notwithstanding the exception set forth in the last sentence of Section 5.6 hereof,

                  (a) the Company and its Subsidiaries own or possess the rights to use and hold free from burdensome restrictions and known conflicts with the rights of others all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted and as proposed to be conducted;

                  (b) to the best  knowledge of the  Company,  no product of the
         Company infringes any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.    Compliance with ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities determined as of the end of such Plan's most recently ended plan year. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Sec-
tion 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to
(i) the accuracy of your representation in Section 6.2 hereof as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

5.13.    Private Offering by the Company.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than twenty-five (25) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration or qualification requirements of any securities or blue sky law of any applicable jurisdiction.

5.14.    Use of Proceeds; Margin Regulations.

                  The Company will apply the proceeds of the sale of the Notes as set forth in Section 2.2 hereof. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207, as amended), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224, as amended) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220, as amended). None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes hereunder) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, said Regulation G, Regulation T and Regulation X. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15.    Existing Debt; Future Liens.

                  (a) Schedule 5.15 hereto sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of the date hereof, and shows as to each item of Debt listed thereon the obligor, the aggregate principal amount outstanding on the date hereof and the final maturity thereof, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) The Company has delivered to each Purchaser true, correct and complete copies of each of the executed Bank Documents and neither the Company nor any Subsidiary is in default under any term of any of the Bank Documents.

                  (c) Except as disclosed in Schedule 5.15 hereto, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien. The Company will file the Uniform Commercial Code termination statement described in Section 4.13 hereof, or cause such termination statement to be filed, on the Closing Date.

5.16.    Foreign Assets Control Regulations, etc.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    Status under Certain Statutes.

                  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.    Environmental Matters.

                  Except as disclosed in Schedule 5.18 hereto, neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 5. 18 hereto,

                           (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                           (b) neither  the Company nor any of its  Subsidiaries
                  has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                           (c) all buildings on all real  properties  now owned,
                  leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.    No Event of Default.

                  No event has occurred and is continuing, and no condition exists, that, if the Notes had been issued and were outstanding on the date hereof, would constitute a Default or and Event of Default.

5.20.    Internal Accounting Controls.

                  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     Purchase for Investment.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only in accordance with Section 13.2 hereof.

6.2.     Source of Funds.

                  You represent to the Company that the purchase of the Notes either (a) is being funded solely out of an insurance company general investment account which either (i) would be exempt from the prohibited transactions rules of ERISA and the Code under Prohibited Transaction Class Exemption 95-60, published by the Department of Labor in the Federal

Register on July 12, 1995 (60 F.R. 35925, July 12, 1995) or (ii) exclusively supports either contracts not issued to any "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to Title I of ERISA or any "plan" within the meaning of Section 4975 of the Code or policies which constitute "guaranteed benefit policies" under Section 401(b) of ERISA; (b) is not being funded with the assets of any (i) "employee benefit plan" within the meaning of
Section 3(3) of ERISA which is subject to Title I of ERISA, (ii) "plan" within the meaning of Section 4975 of the Code or (iii) entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss.2510.3-101 of any such employee benefit plan or plans, with respect to which the Company or any ERISA Affiliate is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code) or (c) is not a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code because you have a statutory, class or administrative exemption from such prohibited transaction rules for the purchase and holding of Notes.

7.       INFORMATION AS TO COMPANY.

7.1.     Financial and Business Information.

                  The Company shall deliver to each holder of Notes:

                  (a) Quarterly Statements -- within forty-five (45) days after the end of each Fiscal Quarter in each Fiscal Year of the Company
         (other than the last Fiscal Quarter of each such Fiscal Year), duplicate copies of,

                           (i) a  consolidated  balance sheet of the Company and
                  its Subsidiaries as at the end of such Fiscal Quarter, and

                           (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such Fiscal Quarter and (in the case of the second and third Fiscal Quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) if such delivery is made within one (1) Business Day after the date such Quarterly Report on Form 10-Q has been timely filed or deemed to have been timely filed;

                  (b) Annual Statements -- within ninety (90) days after the end of each Fiscal Year of the Company, duplicate copies of,

                           (i) an  audited  consolidated  balance  sheet  of the
                  Company and its Subsidiaries, as at the end of such Fiscal Year, and

                           (ii)  audited  consolidated   statements  of  income,
                  changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such Fiscal Year,

         setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                           (A) by an opinion  thereon of  independent  certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and

                           (B) a certificate  of such  accountants  stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

         provided that the delivery of the Company's Annual Report on Form 10-K for such Fiscal Year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) if such delivery is made within one (1) Business Day after the date such Annual Report on Form 10-K has been timely filed or deemed to have been timely filed;

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five (5) days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f) hereof, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA  Matters --  promptly,  and in any event within five
         (5) days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any "reportable event",
                  as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multi- employer Plan; or

                           (iii) any event,  transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to "employee benefit plans" (as defined in Section 3(3) of ERISA), or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA, such penalty or excise tax provisions or Section 401(a)(29) or Section 412 of the Code, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any holder of Notes.

7.2.     Officer's Certificate.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer, in such capacity, setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.8 hereof, inclusive, during and as of the end of the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.     Inspection.

                  The Company shall permit the representatives of each holder of
         Notes:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and its independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), and to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

8.1.     No Prepayment.

         Except as provided in Section 8.2 hereof, the Company shall not prepay the Notes in whole or in part at any time prior to January 2, 1999 without the prior written consent of the Required Holders.

8.2.     Mandatory Offer to Prepay in Event of Change of Control.

                  (a) In the event that a Change of Control (as defined in Section 8.2(d) hereof) is to occur, the Company shall (i) deliver to each holder of a Note a Section 8.2 Notice and Offer to Prepay pursuant to Section 8.2(b) hereof and (ii) unless such holder declines prepayment as to one or more Notes it holds by delivering a Section 8.2(c) Response pursuant to Section 8.2(c) hereof, prepay all, but not less than all, of the Notes held by such holder as to which prepayment is not declined, as hereinafter provided. Any prepayment of Notes pursuant to this Section 8.2 shall be made at a prepayment price equal to the principal amount of Notes to be prepaid, together with interest accrued thereon to the date of prepayment, plus a premium equal to the Make-Whole Amount.

                  (b) Not later  than  thirty  (30) days and not more than sixty
(60) days prior to a Change of Control, the Company shall give written notice to each holder of a Note that the Company anticipates or has knowledge of a Change of Control and of such holder's right to elect to be prepaid hereunder arising as a result thereof (a "Section 8.2 Notice and Offer to Prepay"). Such Section
8.2 Notice and Offer to Prepay shall state: (i) that such notice is delivered pursuant to this Section 8.2(b); (ii) the proposed date of and a description of the circumstances surrounding such Change of Control; (iii) the date by which a holder of a Note must deliver a Section 8.2 Response pursuant to Section 8.2(c) hereof in order to decline prepayment; and (iv) the date on which the Company will prepay the Notes held by such holder of a Note if the holder of a Note does not deliver a Section 8.2(c) Response pursuant to Section 8.2(c) hereof, which prepayment date shall be the date of the occurrence of a Change of Control (the "Section 8.2 Special Prepayment Date"). No failure by the Company to deliver a
Section 8.2 Notice and Offer to Prepay to any holder of a Note shall limit the holder's right to exercise such election. In the event that the Company fails to deliver a Section 8.2 Notice and Offer to Prepay to any holder of a Note prior to the occurrence of the Change of Control, such holder shall be deemed for the purposes of this Section 8.2 to have received such Section 8.2 Notice and Offer to Prepay on the earlier of (i) the date on which it first obtains actual knowledge of a Change of Control or (ii) the Section 8.2 Special Prepayment Date, and, unless such holder delivers a Section 8.2(c) Response pursuant to
Section 8.2(c) hereof, the Company shall prepay the Notes held by such holder on the Section 8.2 Special Prepayment Date.

                  (c) To decline prepayment pursuant to this Section 8.2 of one or more of the Notes held by it, a holder of a Note shall deliver to the Company such holder's notice that it declines prepayment pursuant to this Section 8.2 with respect to the Notes designated therein (a "Section 8.2(c) Response"). Such Section 8.2(c) Response shall be delivered to the Company (i) on or before the fifteenth (15th) Business Day prior to the Section 8.2 Special Prepayment Date if the Company delivers a
Section 8.2 Notice and Offer to Prepay pursuant to Section 8.2(b) or (ii) at any time on or prior to the Section 8.2 Special Prepayment Date if the Company fails to deliver a Section 8.2 Notice and Offer to Prepay. The Section 8.2(c) Response shall set forth the name of such holder and the statement that it declines prepayment pursuant to this Section 8.2 with respect to the Notes designated therein. Promptly and in any event within two (2) Business Days after receipt of a holder's Section 8.2(c) Response, the Company shall, by written notice to such holder of a Note, acknowledge receipt thereof. If the Company has delivered a
Section 8.2 Notice and Offer to Prepay to each holder of a Note and on or prior to the fifteenth (15th) day prior to the Section 8.2 Special Prepayment Date, the Company shall not have received a Section 8.2(c) Response from a holder of a Note (or shall have received a Section 8.2(c) Response with respect to some but not all the Notes held by such holder), (i) the Company shall promptly, but in any case within one (1) Business Day after the expiration of such 15-day period, deliver written notice to such holder that all of the Notes held by such holder (or all of the Notes held by such holder with respect to which such holder shall not have declined prepayment in such holder's Section 8.2(c) Response) will be prepaid pursuant to this Section 8.2 on the Section 8.2 Special Prepayment Date and (ii) the full unpaid principal amount of the Notes outstanding, together with interest accrued thereon to the Section 8.2 Special Prepayment Date, plus a premium equal to the Make-Whole Amount, shall become due and payable on the
Section 8.2 Special Prepayment Date.

                  (d) For the purposes of this Section 8.2, a "Change of Control" shall be deemed to have occurred in the event that: (i) the Principal Shareholder shall cease to own, directly or indirectly, at least 1,700,000 shares of the Voting Stock of the Company, free and clear of Liens; provided that, in the event the Company shall at any time subdivide its outstanding shares of Voting Stock into a greater number of shares or combine its outstanding shares of Voting Stock into a smaller number of shares, the number of shares required to be owned by the Principal Shareholder pursuant to this clause (i) shall be proportionately increased or decreased, as the case may be;
(ii) the Principal Shareholder shall cease to be entitled, directly or indirectly, through ownership of Voting Stock of the Company, by contract or otherwise, to direct or cause the direction of the management and policies of the Company (including the power to name a majority of the members of the Board of Directors of the Company); or (iii) the Principal Shareholder shall cease to be the chief executive officer of the Company (a) for any reason other than his death or legal disability, or (b) due to his death or legal disability, and a successor satisfactory to the Required Holders does not assume his responsibilities and position within thirty (30) days of such cessation.

8.3.     Maturity; Surrender, etc.

                  In the case of each  prepayment  of Notes  pursuant to Section
8.2 hereof, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.4.     Purchase of Notes.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.5.     Make-Whole Amount.

                  The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 hereof or has become or is declared to be immediately due and payable pursuant to Section 12.1 hereof, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date; or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1 hereof.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 hereof or has become or is declared to be immediately due and payable pursuant to Section 12.1 hereof, as the context requires.

9.       AFFIRMATIVE COVENANTS.

                  The Company covenants and agrees that so long as any of the Notes are outstanding:

9.1.     Compliance with Law.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     Insurance.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     Maintenance of Properties.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     Maintenance of Licenses.

                  (a) The Company will maintain the rights to use and will hold free from burdensome restrictions and known conflicts, and will cause each of its Subsidiaries to maintain the rights to use and hold free from burdensome restrictions, all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names or rights thereto necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted; provided that this Section 9.4(a) shall not prevent the Company or any Subsidiary from terminating or discontinuing the use of any such license, permit, franchise, authorization, patent, copyright, service mark, trademark or trade name if such termination or discontinuance is desirable in the conduct of its business and, such termination or discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) The Company will fully comply with, and will cause each of its Subsidiaries to fully comply with, the terms and conditions of each license, permit, franchise, authorization, patent, copyright, service mark, trademark or trade name referred to in Section 9.4(a) and the terms and conditions of any agreements relating thereto, unless, in the good faith judgment of the Company, the noncompliance with any such terms and conditions could not, individually or in the aggregate, have a Material Adverse Effect.

9.5.     Payment of Taxes and Claims.

                  The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.6.     Corporate Existence, etc.

                  The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.6 and Section 10.7 hereof, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.7.     Nature of Business.

                  The Company will not, and will not permit any Subsidiary to, engage in any line of business other than the lines of business in which the Company is engaged on the Closing Date, or any other related business which is substantially related to the lines of business in which the Company is currently engaged, namely, the design and marketing of licensed products relating to motorsports racing, unless the revenues generated by such other lines of business do not exceed twenty percent (20%) of Consolidated Revenues for any Fiscal Quarter.

9.8.     Notice of Certain Events and Conditions.

                  The Company will give prompt written notice to each holder of an outstanding Note of any event of default (or any event which with notice of lapse of time or both would constitute an event of default) under any evidence of Debt in an aggregate amount of $1,000,000 or more of the Company or any of its Subsidiaries or under any indenture, mortgage or other agreement or instrument relating to any such evidence of Debt, or under any other agreement or instrument relating to preferred stock (or comparable equity interest) of the Company or any Subsidiary or under any Material lease for or in respect of which the Company or any Subsidiary may be liable.

9.9.     Payment of Notes; Maintenance of Books and Office.

                  The Company will duly and punctually pay the principal of, premium (if any) and interest on the Notes in accordance with the terms of the Notes, this Agreement and the Other Agreements. The Company will, and will cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP, keep proper books of record and account in which full, true and correct entries are made of its business transactions and set aside appropriate reserves, all in accordance with GAAP. The Company will maintain its principal office at a location in the United States of America where notices, presentations and demands in respect of this Agreement and the Notes may be made upon it and will notify, in writing, each holder of a Note of any change of location of such office, and such office shall be maintained at 2401 West First Street, Tempe, Arizona, 85281 until such time as the Company shall notify the holders of the Notes of any such change.

9.10.    Compliance with ERISA.

                  The Company shall, and shall cause its ERISA Affiliates to comply with the provisions of ERISA and the Code with respect to any Plan sponsored by or contributed to by it or any ERISA Affiliate except for instances of noncompliance that could not reasonably be expected to result in a Material Adverse Effect. The Company shall not (i) terminate or permit any ERISA Affiliate to terminate any Plan in a manner that results in any Material liability (other than liabilities to pay benefits pursuant to the terms of such Plans or collectively bargained agreements) of the Company or any ERISA Affiliate to the PBGC or any other Person or (ii) permit the occurrence of any Reportable Event that presents a material risk of a termination by the PBGC of any Plan pursuant to Section 4042 of ERISA or any other event or condition that presents such a material risk. The Company shall, and shall cause its ERISA Affiliates to make full and timely payment of all amounts required to be contributed under the terms of each Plan and each Multiemployer Plan and the laws applicable thereto.

9.11.    Further Assurances.

                  The Company agrees that it will, and will cause each Subsidiary to, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered, all such other acts, agreements, instruments and assurances, including the execution and delivery by each future Subsidiary of a Subsidiary Joinder in the form of Attachment 1 to Exhibit B hereto, as the holders of the Notes shall reasonably require to better accomplish and effectuate the intentions and provisions of the Notes, the Subsidiary Guaranty, this Agreement, and the Other Agreements.

10.      NEGATIVE COVENANTS.

                  The Company covenants and agrees that so long as any of the Notes are outstanding:

10.1.    Maintenance of Consolidated Funded Debt to Consolidated EBITDA.

                  The Company will not permit, at any time, the ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than 2.00 to 1.00.

10.2.    Fixed Charges Coverage Ratio Maintenance.

                  The Company will not permit, at any time, the Fixed Charges Coverage Ratio to be less than 5.00 to 1.00.

10.3.    Maintenance of Consolidated Net Worth.

                  The Company will not permit, at any time, Consolidated Net Worth to be less than the sum of (a) $26,000,000, plus (b) an aggregate amount equal to fifty percent (50%) of its Consolidated Net Income for each completed Fiscal Quarter beginning with the Fiscal Quarter that includes the Closing Date (but, in each case, only if a positive number).

10.4.    Limitations on Liens.

                  Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any Lien other than Permitted Liens. In any case wherein any such assets are subjected or become subject to a Lien in violation of this Section 10.4, the Company will make or cause to be made provision whereby the Notes will be secured equally and ratably with all obligations secured by such Lien, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such assets securing (in the manner as aforesaid) the Notes and such other obligations; provided, however, that any Lien created, incurred or suffered to exist in violation of this Section 10.4 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 10.4.

10.5.    Subsidiary Debt.

                  The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

                  (a) Debt of a Subsidiary outstanding on the Closing Date and disclosed in Schedule 5.15 hereto and any extension, renewal or refunding thereof, provided that the principal amount thereof is not increased on or after the Closing Date and no Default or Event of Default exists at the time of such extension, renewal or refunding;

                  (b)  Debt of a Subsidiary owed to the Company;

                  (c) Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary and any extension, renewal or refunding thereof, provided that (i) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist, and provided further that the principal amount of such Debt is not increased on or after the Closing Date as a result of any extension, renewal or refunding thereof and no Default or Event of Default exists at the time of such extension, renewal or refunding; and

                  (d) Debt of a Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.5, provided that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt, (i) no Default or Event of Default exists, and (ii) the sum of (x) the aggregate amount of Debt of the Company secured by Liens and (y) the total amount of all Debt for which all Subsidiaries are then liable (excluding the Subsidiary Guaranty and Debt owed to the Company) does not exceed five percent (5%) of Consolidated Total Assets.

10.6.    Consolidation and Merger.

                  Neither the Company nor any Subsidiary will merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it except:

                  (a) the Company may permit any Person to merge into it so long as (i) the Company shall be the surviving entity, and (ii) immediately before and after giving effect to the transaction, no Default or Event of Default shall exist; and

                  (b) any Subsidiary may merge into or consolidate with the Company, so long as the Company shall be the surviving entity, and any Subsidiary may permit any Person to merge into it, so long as the Subsidiary shall be the surviving entity, in each case, so long as, immediately before and after giving effect to the transaction, no Default or Event of Default shall exist.

10.7.    Sale of Assets.

                  The Company will not, and will not permit any Subsidiary to, make any Transfer except (a) the Company may, and may permit any Subsidiary to, make a Transfer, in the ordinary course of its business, of assets that constitute inventory held for sale or materials or equipment no longer required in the operation of its business; (b) the Company may, and may permit any Subsidiary to, make a Transfer to any Subsidiary, or to the Company, as the case may be; or (c) the Company may, and may permit any Subsidiary to, make a Transfer, so long as all assets subject to any Transfers occurring from the date hereof until January 2, 1999 (i) do not have a cumulative Disposition Value exceeding twenty-five percent (25%) of Consolidated Total Assets as of the last day of the Fiscal Quarter most recently ended and (ii) did not account for more than twenty-five percent (25%) of Consolidated Revenues during the four Fiscal Quarters (taken as a whole) most recently ended.

10.8.    Transactions with Affiliates.

                  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.9.    Advances to Dormant Subsidiaries.

                  The Company will not and will not permit any Subsidiary to make any Transfer of its assets, capital contribution or loan to, or otherwise advance any funds to, either of the Dormant Subsidiaries.

11.      EVENTS OF DEFAULT.

                  An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.8; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); provided, however, that if the Company shall have commenced to remedy such default within such thirty (30) day period, then the Company shall have an additional thirty (30) day period to complete the remedy of such default; or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or
         (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay Debt in an aggregate outstanding principal amount of at least $1,000,000; or

                  (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) the Subsidiary Guaranty shall cease to be in full force and effect for any reason other than as a result of the merger or consolidation of any Subsidiary Guarantor into the Company or another Subsidiary, or the Company or any Subsidiary Guarantor shall assert in writing that the Subsidiary Guaranty has ceased to be in full force and effect.


12.      REMEDIES ON DEFAULT, ETC.

12.1.    Acceleration.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 hereof, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66 2/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 hereof has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    Other Remedies.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1 hereof, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    Rescission.

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1 hereof, if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the rate specified in the Notes,
(b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 hereof, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes, then (i) if the Notes have been declared due and payable pursuant to clause (b) of Section 12.1 hereof, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding may rescind and annul any such declaration and its consequences, by written notice to the Company and (ii) if the Notes have been declared due and payable pursuant to clause (c) of Section 12.1 hereof, any holder or holders of Notes at the time outstanding may rescind and annul any such declaration made by such holder or holders and its consequences, by written notice to the Company. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    No Waivers or Election of Remedies, Expenses, etc.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15 hereof, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    Registration of Notes.

                  The Company shall keep, at its expense, at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    Transfer and Exchange of Notes.

         (a) Subject to Section 13.2(b) hereof, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 hereof.

                  (b) No transfer or sale (including, without limitation, by pledge or hypothecation) of the Notes by any holder shall be effective unless
(a) the Notes are registered under the Securities Act or such transfer is permitted pursuant to an available exemption from such registration requirement and (b) the proposed transferee represents to you that such transfer or sale of the Notes either (i) is being funded solely out of an insurance company general investment account which either (x) would be exempt from the prohibited transactions rules of ERISA and the Code under Prohibited Transaction Class Exemption 95-60, published by the

Department of Labor in the Federal Register on July 12, 1995 (60 F.R. 35925, July 12, 1995) or (y) exclusively supports either contracts not issued to any "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to Title I of ERISA or any "plan" within the meaning of and which is subject to
Section 4975 of the Code or policies which constitute "guaranteed benefit policies" under Section 401(b) of ERISA; (ii) is not being funded with the assets of any (x) "employee benefit plan" within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA, (y) "plan" within the meaning of and which is subject to Section 4975 of the Code or (z) entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss.2510.3-101 of any such plan, with respect to which the Company or any ERISA Affiliate is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in
Section 4975 of the Code) or (iii) is not a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code because a statutory, class or administrative exemption from such prohibited transaction rules applies to the purchase and holding of Notes.

13.3.    Replacement of Notes.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any Affiliate thereof, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1.    Place of Payment.

                  Subject to Section 14.2 hereof, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Tempe, Arizona at the principal office of the Company at 2401 West First Street in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States jurisdiction or the principal office of a bank or trust company in the United States.

14.2.    Home Office Payment.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 hereof or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule I hereto, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1 hereof. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2 hereof. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

15.1.    Transaction Expenses.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Other Agreements, the Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Other Agreements, the Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Other Agreements, the Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.    Survival.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Other Agreements, the Subsidiary Guaranty or the Notes, and the termination of this Agreement, the Other Agreements or the Subsidiary Guaranty.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.    Requirements.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing; and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 hereof relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.    Solicitation of Holders of Notes.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this

Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into any waiver or amendment of any of the terms and provisions hereof by any holder of Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.    Binding Effect, etc.

                  Any  amendment  or waiver  consented  to as  provided  in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    Notes held by Company, etc.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule I hereto, or at such other address as you or it shall have specified to the Company in writing;

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Fred W. Wagenhals or at such other address as the Company shall have specified to the holder of each Note in writing, with a copy to Christopher Besing at such address and a copy to Robert S. Kant, O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., Suite 1100, One East Camelback Road, Phoenix, Arizona 85012-1656; or

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by you at the Closing (except the Notes themselves); and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

                  For  the   purposes   of  this   Section   20,   "Confidential
Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary or is identified on Schedule 20 hereto as being confidential information of the Company or any Subsidiary previously delivered to you; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure; (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf; (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 hereof that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes); (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20; (iii) any other holder of any Note, (iv) any Person to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

                  Subject to Section 13.2(b) hereof, you shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6 hereof. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

22.1.    Successors and Assigns.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that in the case of a successor to the Company by consolidation or merger or a transfer of its assets, this Agreement shall inure to the benefit of such successor or transferee only if it becomes such in accordance with either Section 10.6 or
Section 10.7 hereof. The provisions of this Agreement are intended to be for the benefit of all holders from time to time of the Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

22.2.    Payments Due on Non-Business Days.

                  If the last or appointed day for the taking of any action required or permitted hereby or by the Notes (including, but not limited to, the payment of principal of, or interest or premium, if any, on the Notes) shall be a Saturday, Sunday or a day which is not a Business Day in New York, New York, Phoenix, Arizona or Greensboro, North Carolina, then such action may be taken on the next succeeding day which is a Business Day in such city; provided, however, that if, pursuant to the provisions of this Section 22.2, the time for the payment of any amount in respect of the Notes is postponed, interest on such amount shall continue to accrue during the period of such postponement.

22.3.    Indemnity for Funds Availability at Closing.

                  In connection with the closing under this Agreement, the Company is requesting that you make available for funding an amount equal to the Purchase Price. If, for any reason, the closing does not occur as scheduled on the Closing Date, the Company hereby agrees to protect, indemnify and hold you harmless from and against any and all losses, liabilities, obligations, expenses (including, with limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against you in any way resulting from, caused by or arising out of the failure of the closing to occur as scheduled on the Closing Date, including, without limitation, any and all losses resulting from the inability to reinvest any amounts reserved, set aside or otherwise to be made available at the scheduled closing at a rate of interest equal to or greater than the rate of interest on the Notes. The obligations of the Company under this Section 22.3 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

22.4.    Severability.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.    Construction.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.6.    Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.    Accounting Terms.

                  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP; all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP.

22.8.    Governing Law.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

22.9.    Jury Trial.

                  THE COMPANY AND THE NOTEHOLDERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

22.10.   Consent to Jurisdiction.

                  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT,
THE OTHER AGREEMENTS, THE SUBSIDIARY GUARANTY OR THE NOTES MAY BE BROUGHT BY ANY HOLDER IN THE COURTS OF THE STATE OF NEW YORK OR THE STATE OF NORTH CAROLINA OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR FOR THE MIDDLE DISTRICT OF NORTH CAROLINA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE BASED ON THE GROUNDS OF FORUM NONCONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTION.


                                    * * * * *

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           ACTION PERFORMANCE COMPANIES,
                                           INC.


                                           By /s/Christopher S. Besing
                                              ----------------------------------
                                                    Name: Christopher S. Besing
                                                    Title: Vice President,
                                                           Treasurer, and Chief
                                                           Financial Officer

The foregoing is hereby
agreed to as of the
date thereof.

JEFFERSON-PILOT LIFE INSURANCE COMPANY


By: /s/Robert E. Whalen, II
    -----------------------------
    Name: Robert E. Whalen, II
    Title: Second Vice President


ALEXANDER HAMILTON LIFE INSURANCE
  COMPANY OF AMERICA


By: /s/Robert E. Whalen, II
    -----------------------------
    Name: Robert E. Whalen, II
    Title: Second Vice President


FIRST ALEXANDER HAMILTON LIFE
  INSURANCE COMPANY


By: /s/ Robert A. Reed
    -----------------------------
    Name: Robert A. Reed
    Title: Secretary

                                                                     SCHEDULE II
                                                                     -----------

                                  DEFINED TERMS
                                  -------------

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Agreement" means this Note Purchase Agreement (together with the Schedules and Exhibits hereto) as it may be from time to time amended, modified or supplemented in accordance with its terms.

         "Bank Documents" means the Credit Agreement, dated as of the Closing Date, among the Company, certain Subsidiaries and Affiliates of the Company and First Union National Bank of North Carolina and all other documents, instruments and agreements executed in connection with the $16,000,000 credit facility made available to the Company by First Union National Bank of North Carolina pursuant to such Credit Agreement.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Phoenix are required or authorized to be closed.

         "Capitalized Lease Obligations" means, with respect to any Person, the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Change of Control" is defined in Section 8.2.

                                                                     SCHEDULE II
                                                                     -----------

         "Closing" is defined in Section 3.

         "Closing Date" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company"  means  Action  Performance   Companies,   Inc.,  an  Arizona
corporation.

         "Confidential Information"  is defined in Section 20.

         "Consolidated" means, when used with reference to Fixed Charges or Funded Debt, the aggregate of Fixed Charges or Funded Debt, as the case may be, of the Company and its Subsidiaries, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other terms required to be eliminated in accordance with GAAP. Calculations of Consolidated EBITDA, Consolidated Revenues, Consolidated Fixed Charges and Consolidated Income Available for Fixed Charges shall be made on a consolidating pro forma basis, as if (i) any consolidation or merger with or into any Person by the Company or any Subsidiary, any Transfer of all or substantially all of the assets of the Company or any Subsidiary to any Person or any Transfer of all or substantially all of the assets of any Person to the Company or any Subsidiary that has occurred during the preceding four Fiscal Quarters had occurred at the commencement of such period and (ii) any Debt incurred or assumed by the Company and its Subsidiaries during the preceding four Fiscal Quarters (other than any refinancing of Debt to the extent that the principal amount of such Debt did not increase) had been in effect at the commencement of such period.

         "Consolidated EBITDA" means, with respect to any date of determination, the sum of (a) Consolidated Net Income for the most recently ended four Fiscal Quarters and (b) the amount of all Interest Charges, depreciation, amortization, income taxes, deferred items and other non-cash expenses of the Company and its Subsidiaries, but only to the extent deducted in the determination of Consolidated Net Income for the most recently ended four Fiscal Quarters.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other terms required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; provided that there shall be excluded:

                  (a) subject to clause (i) of the definition of "Consolidated" herein, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition;

                  (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions;

                  (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                  (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

                  (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities);

                  (f) any gains resulting from any write-up of any assets (but not any loss resulting from any writedown of any assets);

                  (g) any net gain from the collection of the proceeds of life insurance policies;

                  (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary;

                  (i) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in according with GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof;

                  (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; and

                  (k) any portion of such net income that cannot be freely converted into United States Dollars.

         "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

         "Consolidated Net Worth" means, at any time, (a) Consolidated Total Assets minus (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

         "Consolidated Revenues" means the revenue of the Company and its Subsidiaries for the applicable period, as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other terms required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "Consolidated Total Assets" means, as of any date of determination, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

         "Debt" means, with respect to any Person, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) its Capital Lease Obligations;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

                  (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Disposition Value" means, at any time, with respect to any property

         (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

         (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Dormant Subsidiary" means each of Racing Collectibles, Inc., a Florida corporation and Racing Collectables, Inc., a Florida corporation.

         "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fiscal Quarter" means a fiscal quarter of the Company or any of its Subsidiaries which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means, with respect to any Person, a fiscal year of such Person. The term "Fiscal Year," when used without reference to any Person, shall mean a Fiscal Year of the Company ending on September 30, of any year.

         "Fixed Charges" means, with respect to any date of determination, the sum of (a) Interest Charges for the most recently ended four Fiscal Quarters and
(b) Lease Rentals for the most recently ended four Fiscal Quarters.

         "Fixed Charges Coverage Ratio" means, as of any date of determination thereof, the ratio of (a) Consolidated Income Available for Fixed Charges for the most recently ended four Fiscal Quarters to (b) Consolidated Fixed Charges for such period.

         "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof; provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority"  means

         (a) the government of

                  (i) the United States of America or any State or other political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such

Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Institutional Investor" means (a) any original purchaser of a Note and
(b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Payment Date" is defined in Section 1.

         "Interest Charges" means, with reference to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with

GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capitalized Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

         "Lease Rentals" means, with reference to any period, the sum of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.6.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company, or the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a Material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, or the Company and its Subsidiaries taken as a whole; or (b) the ability of the Company to perform its obligations under this Agreement, the Other Agreements and the Notes; or (c) the validity or enforceability of this Agreement, the Other Agreements or the Notes.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in Section 2.

         "Other Purchasers" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in Title IV of ERISA or any successor thereto.

         "Permitted Liens" means:

         (a) Liens for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any lien imposed under ERISA or Section 401(a)(29) or 412 of the Code) imposed by law and created in the ordinary course of business and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue or (ii) such Liens are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP;

         (c) Liens (other than any lien imposed under ERISA or Section 401(a)(29) or 412 of the Code) incurred on deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under contracts;

         (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) which do not interfere materially with the ordinary conduct of the business of the Company or its Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or its Subsidiaries;

         (e) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any Governmental Authority having jurisdiction;

         (f) any judgment Lien unless it constitutes or may create an Event of Default;

         (g) Liens (including any Capital Leases) originally created to secure payment of a portion of the purchase price relating to any property which the Company or any Subsidiary acquires after the Closing Date, but, with respect to any such Lien, such property shall be purchased not more than 60 days prior to the date of the creation of such Lien; provided, however, that (i) no such Lien shall be created in or attach to any other asset at the time owned by the Company or any Subsidiary and (ii) the outstanding principal amount of Debt secured by any such Lien shall not at any time exceed 75% (or 100% in the case of property the acquisition of which is financed through a Capital Lease) of the fair market value of such property at the time of acquisition thereof;

         (h) Liens on property or assets of the Company or any of its Subsidiaries securing Debt owing to the Company or to another Subsidiary;

         (i) Liens existing on the Closing Date and listed in Schedule 5.15 hereto;

         (j) other Liens not otherwise permitted by clauses (a) through (i) of this definition of "Permitted Liens" securing Debt of the Company or any of its Subsidiaries permitted hereunder; provided that at all times the sum of (i) the aggregate amount of such Debt of the Company secured by such Liens and (ii) all Debt of the Subsidiaries (excluding the Subsidiary Guaranty and Debt owed to the Company) does not exceed five percent (5%) of Consolidated Total Assets; and

         (k) extensions, renewals or replacements of any Lien referred to in clauses (a) through (j) of this definition of "Permitted Liens"; provided that the principal amount of the debt or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered by the Lien.

         "Person"  means  an  individual,   partnership,   corporation,  limited
liability  company,  association,   trust,  unincorporated  organization,  or  a
government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Principal Shareholder" means Fred W. Wagenhals, the president and chief executive officer of the Company.

         "property"  or  "properties"  means,   unless  otherwise   specifically
limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Purchase Price" is defined in Section 2.1.

         "Purchaser" is defined in Section 2.1.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Required Holders" means, at any time, the holders of at least 662/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Section 8.2 Notice and Offer to Prepay" is defined in Section 8.2.

         "Section 8.2 Special Prepayment Date" is defined in Section 8.2.

         "Section 8.2(c) Response" is defined in Section 8.2.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" has the meaning set forth in Section 2(1) of the Securities Act.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guarantor" means each of Sports Image, Inc., an Arizona corporation, and MTL Acquisition, Inc., an Arizona corporation, and each other Subsidiary of the Company that from time to time becomes a party to the Subsidiary Guaranty or otherwise guarantees the obligations of the Company pursuant to this Agreement.

         "Subsidiary Guaranty" means the Subsidiary Guaranty dated as of the Closing Date, substantially in the form of Exhibit B hereto, as it may be modified and supplemented and in effect from time to time.

         "Transfer" means the sale, lease, transfer, conveyance, abandonment or other disposition, directly or indirectly, in a single transaction or a series of transactions of all or any part of a Person's assets.

         "Voting Stock" as applied to any corporation or limited liability company shall mean all shares of any class or classes (however designated), or other securities of such corporation or limited liability company, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                                                                       EXHIBIT A

                                 [FORM OF NOTE]


                       ACTION PERFORMANCE COMPANIES, INC.

                      8.05% SENIOR NOTE DUE JANUARY 2, 1999

No. [_____]                                                      January 2, 1997
$[_______]                                                      PPN: 004933 A* 8

         FOR VALUE RECEIVED, the undersigned, ACTION PERFORMANCE COMPANIES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Arizona, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] DOLLARS on January 2, 1999, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.05% per annum from the date hereof, payable semiannually, on the fifteenth day of January and July in each year, commencing July 15, 1997, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 2% per annum in excess of the interest rate applicable to timely payments hereon.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of the Company at 2401 West First Street, Tempe, Arizona 85281 or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below, in each case subject to the right of the registered holder hereof under the Note Purchase Agreement to receive direct payment in immediately available funds.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of January 2, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to prepayment, in whole, at the times and on the terms specified in
Section 8.2 of the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be governed by and construed in accordance with the law of the State of New York.

                                            ACTION PERFORMANCE COMPANIES, INC.


                                            By: ________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT B

                               SUBSIDIARY GUARANTY
                               -------------------


    THIS SUBSIDIARY GUARANTY, dated as of January 2, 1997, is executed by each of the undersigned (each such entity and each entity which hereafter executes and delivers a Subsidiary Joinder in substantially the form of Attachment 1 hereto to be referred to herein as a "Guarantor"), in favor of each of the holders from time to time of the 8.05% Senior Notes due January 2, 1999 (the "Notes") issued by Action Performance Companies, Inc., an Arizona corporation (the "Company") (collectively, the "Noteholders").


                                    RECITALS
                                    --------

    A. The Company and the original Noteholders have entered into separate but identical Note Purchase Agreements, each dated as of January 2, 1997 (as each may be amended from time to time, the "Agreements"), pursuant to which $20,000,000 in aggregate principal amount of the Notes were issued. Capitalized terms used herein and not otherwise defined herein are used with the meanings assigned thereto in the Agreements.

    B. Each Guarantor is a direct or indirect Subsidiary of the Company. Each Guarantor acknowledges that the issuance of the Notes by the Company pursuant to the Agreements will benefit each such Guarantor by making funds available to such Guarantor through the Company and by enhancing the financial strength of the consolidated group of which each Guarantor and the Company are members.

    C. The execution and delivery of this Subsidiary Guaranty by each existing Subsidiary of the Company is a condition precedent to the execution and delivery by the original Noteholders of the Agreements and the Company has covenanted in the Agreements that Subsidiary Joinders shall be duly executed by each future Subsidiary of the Company.


                                    AGREEMENT
                                    ---------

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby agrees with the Noteholders as follows:

1.  Definitions and Interpretation.
    -------------------------------

    (a) Definitions. When used in this Subsidiary Guaranty, the following terms shall have the following respective meanings:

         "Adjusted Maximum Guaranty Amount" shall mean, with respect to any Guarantor, the Maximum Guaranty Amount of such Guarantor, limited to the extent provided in Subparagraph 2(d) hereof (except that, for purposes of the Adjusted Maximum Guaranty Amount of a Guarantor only, any assets or liabilities of such Guarantor arising under Paragraph 5 hereof shall be ignored).

         "Adjusted Net Worth" shall mean, with respect to a Guarantor at any time, the remainder of (i) the fair value of the assets of such Guarantor as of such date, minus (ii) the fair value of the liabilities of such Guarantor as of such date (excluding, however, any liability of such Guarantor hereunder), such assets and liabilities to be determined in accordance with any state or federal fraudulent conveyance or transfer law which is applicable to this Subsidiary Guaranty.

         "Agreements" shall have the meaning given to that term in the Recital A hereof.

         "Aggregate Guaranty Payments" shall mean, with respect to any Guarantor at any time, the aggregate net amount of all payments made by such Guarantor under this Subsidiary Guaranty (including, without limitation, under Paragraph 5 hereof) at or prior to such time.

         "Company" shall have the meaning given to that term in the preamble hereof.

         "Disallowed Post-Commencement Interest and Expenses" shall mean interest computed at the rate provided in the Agreements and claims for reimbursement, costs, expenses or indemnities under the terms of the Agreements, the Subsidiary Guaranty or the Notes accruing or claimed at any time after the commencement of any Insolvency Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Company in such Insolvency Proceeding.

         "Fair Share" shall mean, with respect to any Guarantor at any time, an amount equal to (i) a fraction, the numerator which is the Maximum Guaranty Amount of such Guarantor and the denominator of which is the aggregate Maximum Guaranty Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid by all Funding Guarantors under this Subsidiary Guaranty at or prior to such time.

         "Fair Share Shortfall" shall mean, with respect to any Guarantor at any time, the amount, if any, by which the Fair Share of such Guarantor at such time exceeds the Aggregate Guaranty Payments of such Guarantor at such time.

         "Funding Guarantor" shall have the meaning given to that term in Paragraph 5 hereof.

         "Guaranteed Obligations" shall mean all principal (including any prepayments of principal), premium, if any, and all interest on the Notes, and all other indebtedness and obligations of the Company to the Noteholders under the Agreements and the Notes, including, without limitation, all fees, taxes, charges, expenses, attorneys' fees and accountants' fees chargeable to the Company or payable by the Company thereunder.

         "Guarantor" shall have the meaning given to that term in the preamble hereof.

         "Insolvency Proceeding" shall mean any case or proceeding under the United States Bankruptcy Code or any other similar law, rule or regulation of the United States or any jurisdiction or any other action or proceeding for the reorganization, liquidation, appointment of a receiver, rearrangement of debts, marshalling of assets or similar action relating to the Company or any Guarantor, their respective creditors or any substantial part of their respective assets, whether or not any such case, proceeding or action is voluntary or involuntary.

         "Notes" shall have the meaning given to that term in the preamble hereof.

         "Noteholders" shall have the meaning given to that term in the preamble hereof.

         "Maximum Guaranty Amount" shall mean, with respect to any Guarantor, at any time, the greatest of (a) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at such time, (b) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor on the date hereof and (c) the value derived by such Guarantor from the Guaranteed Obligations incurred at or prior to such time.

         "Subsidiary Joinder" shall mean an instrument substantially in the form of Attachment 1 hereto.

    Unless otherwise indicated in this Subsidiary Guaranty, all accounting terms used in this Subsidiary Guaranty shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

2.  Guaranty.

    (a) Payment Guaranty. Each Guarantor unconditionally guarantees and promises to pay and perform as and when due, whether at stated maturity, upon acceleration or otherwise, any and all of the Guaranteed Obligations. If any Insolvency Proceeding relating to the Company is commenced, each Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of any Noteholder any Guaranteed Obligations allocable to such Noteholder (including any related Disallowed Post-Commencement Interest and Expenses) in accordance with the terms of the Agreements and the Notes, whether or not such obligations are then due and payable by the Company and whether or not such obligations are modified, reduced or discharged in such Insolvency Proceeding. This Subsidiary Guaranty is a guaranty of payment and not of collection.

    (b) Continuing Guaranty. This Subsidiary Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from any Noteholder, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Subsidiary Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

    (c) Independent Obligation. The liability of each Guarantor hereunder is independent of the Guaranteed Obligations and of the obligations of each other Guarantor hereunder, and a separate action or actions may be brought and prosecuted against each Guarantor irrespective of whether action is brought against the Company, any other Guarantor or any other guarantor of the Guaranteed Obligations or whether the Company, any other Guarantor or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

    (d) Fraudulent Transfer Limitation. If, in any action to enforce this Subsidiary Guaranty, any court of competent jurisdiction determines that enforcement against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of such Guarantor under this Subsidiary Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

    (d) Maximum Guaranty Amount. The liability of each Guarantor under this Subsidiary Guaranty shall not at any time exceed such Guarantor's Maximum Guaranty Amount; provided, however, that the Noteholders may permit the Guaranteed Obligations to exceed the foregoing limitation without affecting each Guarantor's liability hereunder.

3.  Authorizations, Waivers, Etc.

    (a) Authorizations. Each Guarantor authorizes the Noteholders, in their discretion, without notice to such Guarantor, irrespective of any change in the financial condition of the Company, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of such Guarantor hereunder, from time to time to:

         (i) renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Agreements and the Notes or change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon;

         (ii) accept and hold security for the payment or performance of the Guaranteed Obligations and exchange, enforce, waive or release any such security; apply such security and direct the order or manner of sale thereof; and purchase such security at public or private sale;

         (iii) otherwise exercise any right or remedy they may have against the Company, such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations;

         (iv) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

         (v) assign the Guaranteed Obligations, this Subsidiary Guaranty, the Agreements or the Notes in whole or in part to the extent provided herein and in the Agreements and the Notes.

    (b)  Waivers.  Each Guarantor hereby waives:

         (i) any right to require any Noteholder to (A) proceed against the Company, any other Guarantor or any other guarantor of the Guaranteed Obligations, (B) proceed against or exhaust any security received from the Company, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshall the assets of the Company, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or (C) pursue any other remedy in the Noteholder's power whatsoever;

         (ii) any defense arising by reason of the application by the Company of the proceeds of any borrowing;

         (iii) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against the Company, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by any Noteholder to foreclose upon security by nonjudicial sale, or otherwise;

         (iv) any setoff or counterclaim of the Company or any defense which results from any disability or other defense of the Company or the cessation or stay of enforcement from any cause whatsoever of the liability of the Company (including, without limitation, the lack of validity or enforceability of any of the Subsidiary Guaranty, the Agreements and the Notes);

         (v) any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

         (vi) until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which, the Noteholders or any other Person now has or may hereafter have against the Company on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by any Noteholder or any other Person on account of the Guaranteed Obligations;

         (vii) all presentments, demands for performance, notices of non-performance, notices delivered under the Agreements, the Subsidiary
    Guaranty and the Notes, protests, notice of dishonor, and notices of acceptance of this Subsidiary Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

         (viii) the benefit of any statute of limitations to the extent permitted by law;

         (ix)  any  appraisement,   valuation,   stay,   extension,   moratorium
    redemption or similar law or similar rights for marshalling;

         (x) any right to be informed by any Noteholder of the financial condition of the Company, any other Guarantor or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

         (xi) until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right to revoke this Subsidiary Guaranty;

         (xii) any defense  arising  from an  election  for the  application  of
    Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations;

         (xiii) any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code; and

         (xiv) any right it may have to a fair value hearing to determine the size of a deficiency judgment following any foreclosure on any security for the Guaranteed Obligations.

         (c) Financial Condition of the Company, Etc. Each Guarantor is fully aware of the financial condition and affairs of the Company. Each Guarantor has executed this Subsidiary Guaranty without reliance upon any representation, warranty, statement or information concerning the Company furnished to such Guarantor by any Noteholder and has, independently and without reliance on any Noteholder, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Company and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of the Company and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon any Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Subsidiary Guaranty.

4. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and obligations owed to such Guarantor by the Company or any Subsidiary of Company (the "Subordinated Obligations") to the Guaranteed Obligations as provided in this Paragraph 4.

    (a) Prohibited Payments, Etc. Until the occurrence of a Default or an Event of Default or any default by any Guarantor hereunder, each Guarantor and its Subsidiaries may receive regularly scheduled payments from the Company on account of Subordinated Obligations. After the occurrence and during the continuance of any Default or Event of Default or any default by any Guarantor hereunder (including the commencement and continuation of any Insolvency Proceeding relating to the Company), however, unless the Required Holders otherwise request, no Guarantor shall, demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

    (b) Prior Payment of Guaranteed Obligations. In any Insolvency Proceeding relating to the Company, each Guarantor agrees that the Noteholders shall be entitled to receive payment of all Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) before such Guarantor receives payment of any Subordinated Obligations.

    (c) Turn-Over. After the occurrence and during the continuance of any Default or Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to Company), each Guarantor shall, if the Required Holders so request, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Noteholders and deliver such payments to the Noteholders on account of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Subsidiary Guaranty.

    (d) Authorization to Enforce Subordinated Obligations. After the occurrence and during the continuance of any Default or Event of Default or any default by a Guarantor hereunder (including the commencement and continuation of any Insolvency Proceeding relating to the Company), any Noteholder is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to such Noteholder for application to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses).

5. Contribution among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by any Guarantor under this Subsidiary Guaranty. Accordingly, if any payment is made by any Guarantor under this Subsidiary Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Guaranty Payments to equal its Fair Share. The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Paragraph 5 shall not be construed to limit in any way the liability of any Guarantor under this Subsidiary Guaranty or the amount of the Guaranteed Obligations.

6. Indemnification by Guarantors. Without limitation of any other obligations of Guarantors or remedies of the Noteholders under this Guaranty, the Guarantors shall indemnify, defend and save and hold harmless the Noteholders from and against, and shall pay on demand, any and all losses, liabilities, damages, and reasonable costs and expenses (including the reasonable fees and disbursements of the Noteholders' legal counsel) suffered or incurred by any Noteholder as a result of any failure of any of the Guaranteed Obligations to be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the rights of creditors generally.

7.  Miscellaneous.

    (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon any Guarantor or any Noteholder under this Subsidiary Guaranty shall be in writing and faxed, mailed or delivered, if to a Guarantor, at its respective facsimile number or address set forth below or in the respective Subsidiary Joinder for such Guarantor or, if to any Noteholder, at the address or facsimile number specified beneath the heading "All other communications" under the name of such Noteholder in Schedule I to the Agreements (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by overnight service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

         Guarantor:                 Sports Image, Inc.
                                    2401 West First Street
                                    Tempe, Arizona  85281
                                    Attn: Fred W. Wagenhals
                                    Telephone: (602) 894-0100
                                    Facsimile: (602) 894-6316

         Guarantor:                 MTL Acquisition, Inc.
                                    2401 West First Street
                                    Tempe, Arizona  85281
                                    Attn: Fred W. Wagenhals
                                    Telephone: (602) 894-0100
                                    Facsimile: (602) 894-6316


         with copies to:            Action Performance Companies, Inc.
                                    2401 West First Street
                                    Tempe, Arizona  85281
                                    Attn: Christopher S. Besing
                                    Telephone: (602) 894-0100
                                    Facsimile: (602) 894-6316

                                    O'Connor, Cavanagh, Anderson, Killingsworth
                                     & Beshears, P.A.
                                    Suite 1100
                                    One East Camelback Road
                                    Phoenix, Arizona 85012-1656
                                    Attn:  Robert S. Kant
                                    Telephone: (602) 263-2606
                                    Facsimile: (602) 263-2900

    (b) Payments. Each Guarantor shall make all payments required hereunder to any Noteholder in accordance with the payment information set forth on Schedule I to the Agreements on demand. If any amounts required to be paid by a Guarantor under this Subsidiary Guaranty are not paid when due, such Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a rate equal to 2% per annum in excess of the interest rate applicable to timely payments on the Notes.

    (c) Expenses. Each Guarantor shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Noteholders in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Subsidiary Guaranty and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Noteholders in connection with the enforcement or attempted enforcement of this Subsidiary Guaranty or any of the Guaranteed Obligations or in preserving any of the Noteholders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Agreements, the Notes, the Subsidiary Guaranty or the Guaranteed Obligations or any bankruptcy or similar proceeding involving Guarantor, any other Guarantor, the Company or any of their affiliates).

    (d) Waivers; Amendments. This Subsidiary Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by each Guarantor and the Required Holders. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on any Noteholder's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

    (e) Assignments. This Subsidiary Guaranty shall be binding upon and inure to the benefit of the Noteholders, the Guarantors and their respective successors and assigns; provided, however, that no Guarantor may assign or transfer any of its rights and obligations under this Subsidiary Guaranty without the prior written consent of the Required Holders, and, provided, further, that any Noteholder may sell, assign and delegate its respective rights and obligations hereunder only as permitted by the Agreements. All references in this Subsidiary Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

    (f) Cumulative Rights, etc. The rights, powers and remedies of the Noteholders under this Subsidiary Guaranty shall be in addition to all rights, powers and remedies given to the Noteholders by virtue of any applicable law, rule or regulation of any Governmental Authority, the Agreement, the Notes or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing any Noteholder's rights hereunder. Each Guarantor waives any right to require any Noteholder to proceed against any Person or to pursue any remedy in such Noteholder's power.

    (g) Payments Free of Taxes, Etc. All payments made by each Guarantor under this Subsidiary Guaranty shall be made by each Guarantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, each Guarantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Subsidiary Guaranty. If any taxes, levies, charges or other amounts are required to be withheld from any amounts payable to any Noteholder hereunder, the amounts so payable to such Noteholder shall be increased to the extent necessary to yield to such Noteholder (after payment of all such amounts) any such amounts payable hereunder in the amounts specified in this Subsidiary Guaranty. Upon request by any Noteholder, each Guarantor shall furnish evidence satisfactory to such Noteholder that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

    (h) Partial Invalidity. If at any time any provision of this Subsidiary Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Subsidiary Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

    (i) Joint and Several Obligation. The obligations of the Guarantors under this Subsidiary Guaranty are joint and several obligations of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations, without regard to whether enforcement is sought or available against any other Guarantor.

    (j) Governing Law. This Subsidiary Guaranty shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

    (k) Jury Trial. EACH GUARANTOR AND THE NOTEHOLDERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY.

    (l) Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUBSIDIARY GUARANTY MAY BE BROUGHT BY ANY NOTEHOLDER IN THE COURTS OF THE STATE OF NEW YORK OR THE STATE OF NORTH CAROLINA OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR FOR THE MIDDLE DISTRICT OF NORTH CAROLINA, AND, BY EXECUTION AND DELIVERY OF THIS SUBSIDIARY GUARANTY OR ITS RESPECTIVE SUBSIDIARY JOINDER, EACH GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE BASED ON THE GROUNDS OF FORUM NONCONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTION.

    IN WITNESS WHEREOF, each Guarantor has caused this Subsidiary Guaranty to be executed as of the day and year first above written.



                                     SPORTS IMAGE, INC.


                                     By:________________________
                                        Name:
                                        Title:

                                     MTL ACQUISITION, INC.


                                     By:________________________
                                        Name:
                                        Title:

                                  ATTACHMENT 1
                                  ------------

                               SUBSIDIARY JOINDER
                               ------------------

    THIS SUBSIDIARY JOINDER (this "Joinder"), dated as of ____________, ____, is executed by [NEW SUBSIDIARY], a _________ [corporation] [partnership] [etc.] (the "New Subsidiary") in favor of each of the holders from time to time of the 8.05% Senior Notes due January 2, 1999 (the "Notes") issued by Action
Performance Companies, Inc., an Arizona corporation (the "Company") (collectively, the "Noteholders").



                                    RECITALS
                                    --------


    A. The Company and the original Noteholders have entered into separate but identical Note Purchase Agreements, each dated as of January 2, 1997 (as each may be amended from time to time, the "Agreements"), pursuant to which $20,000,000 in aggregate principal amount of the Notes were issued.

    B. The New Subsidiary is a direct or indirect Subsidiary of the Company and acknowledges that the issuance of the Notes by the Company pursuant to the Agreements will benefit the New Subsidiary by making funds available to the New Subsidiary through the Company and by enhancing the financial strength of the consolidated group of which the New Subsidiary and the Company are members.

    C. The execution and delivery of the Subsidiary Guaranty by the then existing Subsidiaries of the Company was a condition precedent to the execution and delivery by the original Noteholders of the Agreements and the Company has covenanted in the Agreements that Subsidiary Joinders shall be duly executed by each future Subsidiary of the Company.


                                    AGREEMENT
                                    ---------

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the New Subsidiary hereby agrees with the Noteholders as follows:

1.  Definitions  and  Interpretation.   Unless  otherwise  defined  herein,  all
capitalized terms used herein and defined in the Subsidiary Guaranty shall have the respective meanings given to those terms in the Subsidiary Guaranty.
                                       1-1

2. Agreement to be Bound. The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Subsidiary Guaranty and shall be bound by all the provisions of the Subsidiary Guaranty to the same extent as if the New Subsidiary had executed the Subsidiary Guaranty on the Closing Date.

3. Waiver. Without limiting the generality of the waivers in the Subsidiary Guaranty, the New Subsidiary specifically agrees to be bound by the Subsidiary Guaranty and waives any right to notice of acceptance of its execution of this Joinder and of its agreement to be bound by the Subsidiary Guaranty.

4. Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

    IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder to be executed by its duly authorized officer.

                                    [NEW SUBSIDIARY]


                                    By:________________________
                                       Name:
                                       Title:


                                    Address:
                                    [_________________________]
                                    [_________________________]
                                    [_________________________]
                                    Attn: [___________________]
                                    Telephone: [(___) ___-____]
                                    Facsimile: [(___) ___-____]
                                       1-2